UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2021

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 27, 2021. Holders of record of the Company’s common stock at the close of business on March 31, 2021, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors
The Company’s shareholders approved the election of Laura Lee Stewart as a director of the Company for a term to expire in the year 2023 and approved the election of Debra Jones and Rogelio Riojas as directors of the Company, each for a term to expire in the year 2024.

	Laura Lee Stewart	Debra Jones	Rogelio Riojas
For	1,484,750	1,386,532	1,491,990
Withheld	23,856	122,074	16,616
Broker Non-Vote	421,906	421,906	421,906
Proposal 2 - Advisory (Non-binding) Vote on Executive Compensation
The Company’s shareholders approved the advisory (non-binding) vote on executive compensation.

Number of Votes
For	1,256,777
Against	132,623
Abstain	119,206
Broker Non-Votes	421,906
Proposal 3 - Ratification of Independent Registered Public Accounting Firm
The Company’s shareholders ratified the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Number of Votes
For	1,929,917
Against	508
Abstain	87

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: May 28, 2021	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO